Exhibit 10.1

FIRST AMENDMENT TO

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

DEFERRED COMPENSATION PLAN

Eligibility

WHEREAS, under Section 8.1 of The Prudential Insurance Company of America Deferred Compensation Plan, as amended and restated effective June 1, 2009 (the “Plan”), the Vice President of Compensation (the “VP”) is authorized to adopt minor amendments to the Plan without the prior approval of the Compensation Committee of the Board of Directors that (i) are necessary or advisable for purposes of complying with applicable laws and regulations, (ii) relate to administrative practices under the Plan, (iii) relate to the selection or deletion of additional notional investment options for Plan participants in their accounts, or (iv) have an insubstantial financial effect on the Plan; and

WHEREAS, the VP wishes to amend the Plan to update and clarify the categories of employees or agents eligible to participate in the Plan.

NOW, THEREFORE, the Plan is amended, effective as of October 12, 2009, as follows:

1.	Section 3.l(a)(iii)(B) is hereby amended and restated to read as follows:

For Plan Year 2001 Deferral Commitments and beyond:

A Home Office Sales Professional at grade PRD and above or at grade 540 and above whose Annual Compensation exceeds (or is anticipated to exceed) $200,000 in any Plan Year; and/or

2.	Section 3.1(a)(iii)(C) is hereby amended and restated to read as follows:

An Insurance Sales Agent whose Annual Compensation exceeds (or is anticipated to exceed) $100,000 for such Plan Year.

IN WITNESS WHEREOF, the undersigned hereby executes this First Amendment to the Plan this 12th day of October, 2009.

Haroon Saeed
Vice President, Compensation